Exhibit 99.1

KULR Welcomes Microsoft Director and Pricing Optimization Specialist to Board of Directors

HOUSTON / GLOBENEWSWIRE / April 28, 2026 / KULR Technology Group, Inc. (NYSE American: KULR) (the "Company" or "KULR"), an energy-systems platform company that enables the safe, certifiable deployment of ultra-high-power lithium battery systems for space and defense programs, hyperscale AI data centers, and telecom infrastructure OEMs, today announced the appointments of Microsoft director Mr. Ben Frank and pricing and profit optimization specialist Dr. Mike Kimel to its Board of Directors effective immediately. In connection with these appointments, KULR has streamlined its Board to three members, including two majority independent directors, as part of the Company’s ongoing focus to reduce selling, general and administrative (SG&A) expenses in 2026 and drive greater operating efficiency.

Mr. Frank is a technology and enterprise solutions director with extensive experience in applied artificial intelligence, enterprise technology commercialization, and energy-adjacent digital transformation. He currently serves as Director of Workforce AI Solution Engineering at Microsoft (NASDAQ: MSFT), where he leads pre-sales technical teams supporting large enterprise customers deploying AI-driven platforms within Microsoft’s Energy & Resources organization. His background includes advising executive leadership on go-to-market strategy, execution risk, and the application of AI to complex, asset-intensive industries, including energy and industrial sectors. Mr. Frank brings a blend of technical leadership, enterprise sales experience, and hands-on application of artificial intelligence to support growth, operational efficiency, and commercialization. He holds a Bachelor of Science in Mechanical Engineering from the University of California, Santa Barbara.

Dr. Kimel is a pricing and profitability expert with more than 30 years of experience as a corporate executive, consultant, and academic, often serving in all three roles simultaneously. He has advised organizations ranging from Fortune 500 companies to early-stage startups, with particular expertise in complex industrial sectors including aerospace, defense, and manufacturing. He is the Founder and CEO of Pricimetrics, Inc., a pricing and analytics firm focused on improving margin performance, revenue quality, and strategic decision-making. Earlier in his career, he held senior pricing and analytics leadership roles at companies including OmniSource, Toyo Tires, and Sears Holdings. Dr. Kimel holds a Ph.D. in Economics from the University of California, Los Angeles.

Michael Mo, Co-Founder and Chief Executive Officer of KULR Technology Group, commented, “Mr. Frank and Dr. Kimel bring expertise at the intersection of artificial intelligence, enterprise sales, and pricing optimization that will be highly valuable as KULR continues to scale. Their experience helps plug critical gaps needed for deeper commercial, pricing, and operational discipline, and aligns directly with our focus on margin expansion, disciplined growth, and more efficient execution.”

The Company is also appointing a Special Advisor to lead implementation of its new Operating Discipline Framework, focused on pricing discipline, capital allocation, cost controls, and operating cadence. A CFA charterholder and CPA with deep FP&A experience across manufacturing, agriculture, financial services, and technology, the Special Advisor will work with leadership to improve margins, strengthen cash flow, and convert growth into durable profitability.

The Board restructuring and new appointments underscore KULR’s continued shift toward disciplined capital allocation, cost management, and scalable growth, as the Company prioritizes investment in its core battery platform and key end markets, including defense, aerospace, and AI-driven infrastructure.

About KULR Technology Group, Inc.

KULR Technology Group, Inc. (NYSE American: KULR) is an energy-systems platform company delivering certifiable battery safety, vibration-mitigation, and thermal control solutions that enable ultra-high-power lithium-ion systems and sensitive electronics to operate reliably across space and defense missions, hyperscale AI data centers, telecom infrastructure, and mobility applications. Learn more at KULR.ai.

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Investor Relations:

KULR Technology Group, Inc.

Phone: 858-866-8478 x 847

Email: ir@kulr.ai

Safe Harbor Statement

This release contains certain forward-looking statements based on our current expectations, intentions and assumptions that involve risks and uncertainties. Forward-looking statements in this release are based on information available to us as of the date hereof. Our actual results may differ materially from those stated or implied in such forward-looking statements, due to risks and uncertainties associated with our business, which include the risk factors disclosed in our Form 10-K filed with the Securities and Exchange Commission on March 31, 2026, as may be amended or supplemented by other reports we file with the Securities and Exchange Commission from time to time. Forward-looking statements include statements regarding our expectations, beliefs, intentions, or strategies regarding the future and can be identified by forward-looking words such as “anticipate,” “believe,” “could,” “estimate,” “expect,” “intend,” “may,” “should,” and “would” or similar words. All such forward-looking statements that are provided by management in this release are based on information available at this time, and management expects that internal expectations may change over time. These statements are not guarantees of future performance and are subject to known and unknown risks, uncertainties and other factors that could cause actual results to differ materially from those expressed or implied by such forward-looking statements. Except as otherwise required by applicable law, we assume no obligation to update the information included in this press release, whether as a result of new information, future events or otherwise.